Exhibit 3


                             BLUE HARBOUR GROUP, LP


                                  May 1, 2006

Ladies and Gentlemen:

Blue Harbour Strategic Value Partners Master Fund, LP, a Cayman Islands exempted limited partnership (the "Fund"), Blue Harbour GP, LLC, a Delaware limited liability company ("Fund GP"), Blue Harbour Group, LP, a Delaware limited partnership ("Manager"), Blue Harbour Holdings, LLC, a Delaware limited liability company ("Manager GP"), Clifton S. Robbins ("Mr. Robbins" and, together with the Fund, Fund GP, Manager and Manager GP, each a "Blue Harbour Reporting Person" and collectively, the "Blue Harbour Reporting Persons"), Omega Associates, L.L.C., a Delaware limited liability company ("Associates"), Omega Capital Partners, L.P., a Delaware limited partnership ("Capital LP"), Omega Capital Investors, L.P., a Delaware limited partnership ("Investors LP"), Omega Equity Investors, L.P., a Delaware limited partnership ("Equity LP"), Omega Advisors, Inc., a Delaware corporation ("Advisors"), Omega Overseas Partners, Ltd., a Cayman Islands exempted company ("Overseas") and Leon G. Cooperman ("Mr. Cooperman" and, together with Associates, Capital LP, Investors LP, Equity LP, Advisors and Overseas, each an "Omega Person" and collectively, the "Omega Persons") (the Blue Harbour Reporting Persons and Mr. Cooperman are each referred to herein as a "Reporting Person" and collectively as the "Reporting Persons") are beneficial owners of shares of common stock, par value $0.01 per share (the "Company Common Stock") of Agere Systems Inc., a Delaware corporation (the "Company"). In connection with such ownership in the Company, Manager and Mr. Cooperman are submitting a joint letter to the Chief Executive Officer of the Company with respect to the Company's business (the "Joint Letter"). As a result of the submission of the Joint Letter and their respective ownership interests in the Company Common Stock, the Reporting Persons will jointly file a
Schedule 13D with the U.S. Securities and Exchange Commission (the "Joint
Schedule 13D") and enter into an agreement as to joint filing with respect thereto (the "Joint Filing Agreement"). In order to ensure that each of the Reporting Persons and its affiliates have available to them on a timely basis all information required to be included in a Schedule 13D (including amendments thereto) required to be filed by such Reporting Person and its affiliates, the parties hereto hereby agree as follows:

1. Each party hereto represents and warrants to each of the other parties hereto that (i) as of the date hereof it beneficially owns (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) the securities of the Company set forth on the attached Schedule I and (ii) the information supplied (or to be supplied) by or on behalf of each party hereto specifically for inclusion in the Joint Schedule 13D will, at the time the Joint
         Schedule 13D or any amendments thereto are filed with the U.S. Securities and Exchange Commission, be true and correct in all material respects, and disclosure included in the Joint Schedule 13D with respect to each party hereto will, at the time of such filing, comply in all material respects with the applicable requirements of Schedule 13D.

2. Each of the Reporting Persons will timely provide to the other Reporting Persons all information with respect to such Reporting Person and its affiliates (or, with respect to such Reporting Person and its affiliates, any of the persons enumerated in Instruction C to Schedule
         13D) required to be included by the other Reporting Person in any
         Schedule 13D or amendment thereto required to be filed by them with respect to the Company Common Stock. Without limiting the generality of the foregoing, if on any day, a Reporting Person or any of its affiliates (or, with respect to such Reporting Person and its affiliates, any of the persons enumerated in Instruction C to Schedule
         13D) effects any purchase or sale of shares of Company Common Stock, such Reporting Persons shall promptly (but in any event within one business day) notify the other Reporting Persons of (i) the identity of the entity that effected the transaction and the identity of such entities that have sole or shared power to vote and/or dispose of such shares and/or any entities entitled to or having the power to receive the proceeds from the sale of such shares, (ii) the date of the transaction, (iii) the number of shares purchased and/or sold, (iv) the price paid or received per share purchased or sold and (v) where and how the transaction was effected.

3. Each of the Reporting Persons shall promptly (but in any event within one business day) provide to the other Reporting Persons a copy of any written agreement, contract, arrangement, understanding, plan or proposal, entered into by it or any of its affiliates (or, with respect to such Reporting Person and its affiliates, any of the persons enumerated in Instruction C to Schedule 13D) that is required to be disclosed under Item 6 of Schedule 13D.

4. The Blue Harbour Reporting Persons and the Omega Persons agree and acknowledge that they are not acting as a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) and do not have any arrangements, understandings or agreements with or obligations to each other with respect to their shares of Company Common Stock except to the extent disclosed in the Joint Schedule 13D and that neither the Blue Harbour Reporting Persons, on the one hand, nor the Omega Persons, on the other hand, are responsible for any action taken or statement made by the other with respect to its interests in the Company unless such action or statement is taken or made jointly by the Blue Harbour Reporting Persons and the Omega Persons.

5. The Blue Harbour Reporting Persons, on the one hand, and the Omega Persons, on the other hand, shall promptly (but in any event within one business day) notify the other of any action taken or public statement made by such person with respect to its investment in the Company.

6. The terms of this letter agreement shall be binding upon each of the parties hereto; provided however, that this letter agreement may be terminated at any time by either the Blue Harbour Reporting Persons or the Omega Persons upon written notice to the other that they wish to cease filing Schedule 13D on a joint basis with respect to the Company Common Stock. Upon the termination of this letter agreement, the Joint
         Schedule 13D will be amended to reflect the termination of this letter agreement and the Joint Filing Agreement. Notwithstanding the foregoing, the termination of this letter agreement shall not relieve any party hereto from liability for any breach of this letter agreement occurring prior to such termination.

7. The Blue Harbour Reporting Persons (other than Clifton S. Robbins), jointly and severally, on the one hand, and the Omega Persons (other than Leon G. Cooperman), jointly and severally, on the other hand, (each an "Indemnifying Party") hereby agree to indemnify, defend and hold harmless the other and its respective directors, officers, employees, agents, advisors, consultants, representatives, affiliates, successors and assigns (each an "Indemnified Party") from and against any and all losses, liabilities, obligations, payments, claims, damages, charges, taxes, judgments, fines, penalties, amounts paid in settlement, costs and expenses (including interest which may be imposed in connection therewith, costs and expenses of investigation and fees, expenses and disbursements of counsel, consultants and other experts) sustained, incurred or suffered by or asserted against any Indemnified Party in respect of (i) any breach of the Indemnifying Party's representations and warranties contained in this letter agreement, (ii) the Indemnifying Party's failure to perform or otherwise fulfill any of its agreements, covenants, obligations or undertakings hereunder or
         (iii) any breach of the Indemnifying Party's certifications, representations or warranties contained in any written statement delivered by such Indemnifying Party pursuant to this letter agreement. Notwithstanding any other provision of this letter agreement, the terms of this Section 7 shall survive and be binding upon each party hereto until the second anniversary of the date this letter agreement is terminated pursuant to Section 6 hereof.

8. The Blue Harbour Reporting Persons, on the one hand, and the Omega Persons, on the other hand, shall bear and be responsible for one-half of the attorneys' and filing fees and other reasonable expenses related to the preparation and filing of the Joint Schedule 13D (including amendments thereto) and any related agreements which the parties hereto jointly file or execute (as the case may be) in connection with their ownership of the Company Common Stock. Obligations under this Section 8 will cease to accrue when the Blue Harbour Reporting Persons and Mr. Cooperman are not party to any Schedule 13D filed jointly regarding the Company Common Stock.

9. This letter agreement shall be governed by the laws of the State of New York, without regard for the conflicts of law principles thereof.


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
Please confirm your agreement with the foregoing by executing and returning a copy of this letter to us.


Dated: May 1, 2006

                                          BLUE HARBOUR GROUP, LP

                                          By: Blue Harbour Holdings, LLC,
                                              its general partner


                                              By: /s/ Clifton S. Robbins
                                                  -----------------------------
                                              Name: Clifton S. Robbins
                                              Title: Managing Member


ACCEPTED AND AGREED:

BLUE HARBOUR STRATEGIC VALUE
PARTNERS MASTER FUND, LP

   By: Blue Harbour GP, LLC, its general partner

       By: /s/ Clifton S. Robbins
           ---------------------------------------
       Name: Clifton S. Robbins
       Title: Managing Member


BLUE HARBOUR GP, LLC

   By: /s/ Clifton S. Robbins
        ------------------------------------------
   Name: Clifton S. Robbins
   Title: Managing Member


BLUE HARBOUR HOLDINGS, LLC

   By: /s/ Clifton S. Robbins
        ------------------------------------------
   Name: Clifton S. Robbins
   Title: Managing Member


/s/ Clifton S. Robbins
--------------------------------------------------
Name: Clifton S. Robbins


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
OMEGA ASSOCIATES, L.L.C.

   By: /s/ Leon G. Cooperman
       -------------------------------------------
   Name: Leon G. Cooperman
   Title: Managing Member


OMEGA CAPITAL PARTNERS, L.P.

   By: Omega Associates, L.L.C., its general partner

       By: /s/ Leon G. Cooperman
           ---------------------------------------
       Name: Leon G. Cooperman
       Title: Managing Member


OMEGA CAPITAL INVESTORS, L.P.

   By: Omega Associates, L.L.C., its general partner

       By: /s/ Leon G. Cooperman
           ---------------------------------------
       Name: Leon G. Cooperman
       Title: Managing Member


OMEGA EQUITY INVESTORS, L.P.

   By: Omega Associates, L.L.C., its general partner

       By: /s/ Leon G. Cooperman
           ---------------------------------------
       Name: Leon G. Cooperman
       Title: Managing Member


OMEGA ADVISORS, INC.

   By: /s/ Leon G. Cooperman
       -------------------------------------------
   Name: Leon G. Cooperman
   Title: President


OMEGA OVERSEAS PARTNERS, LTD.

   By: Omega Advisors, Inc., in its capacity as investment advisor

       By: /s/ Leon G. Cooperman
           ---------------------------------------
       Name: Leon G. Cooperman
       Title: President


/s/ Leon G. Cooperman
--------------------------------------------------
Name: Leon G. Cooperman


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
                                                                     Schedule I

------------------------------------------------------------- --------------------------------------
                          Reporting Person                     Securities of Company Beneficially
                                                                  Owned by the Reporting Person
------------------------------------------------------------- --------------------------------------
Blue Harbour Strategic Value Partners Master Fund, LP                       4,889,000
------------------------------------------------------------- --------------------------------------
Blue Harbour GP, LLC                                                        4,889,000
------------------------------------------------------------- --------------------------------------
Blue Harbour Group, LP                                                      4,889,000
------------------------------------------------------------- --------------------------------------
Blue Harbour Holdings, LLC                                                  4,889,000
------------------------------------------------------------- --------------------------------------
Clifton S. Robbins                                                          4,889,000
------------------------------------------------------------- --------------------------------------
Leon G. Cooperman                                                           4,864,800
------------------------------------------------------------- --------------------------------------
